Exhibit 99.1

SKYX Announces Over $14 Million (unaudited) In Sales for Partial Second Quarter, Including Sales of Its Plug & Play Products That Are Now Sold on 16 US and Canadian Leading Websites

The Company Will Conduct an Investor Update Call on August 9 at 10:30am EST to Discuss its Progress and Growing Sales of its Plug & Play Smart and Standard Products, Financials, as Well as its Continuing Safety Standardization Progress

The Company will Provide an Access Link to the Investor Update Call in a Subsequent Press Release

Miami, FL / ACCESSWIRE / August 3, 2023 – SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a “Sky Technologies”), a highly disruptive platform technology company with over 60 issued and pending patents globally with a mission to make homes and buildings become safe and smart as the new standard, announced today that it has over $14 million in sales for the partial second quarter, including sales of its Smart and Standard Plug & Play products that are now sold on over 16 US and Canadian leading lighting and home décor websites.

These websites serve both retail and professional customers and include the following websites: 1stoplighting.com, Lightingdesignexperts.com, Canadalightingexperts.com, Americanlightingstore.com, Homeclick.com, and Lunawarehouse.com among others.

Rani Kohen, Founder and Executive Chairman of SKYX Platforms, said: “We are very happy to initiate our sales now on over 16 lighting and home décor websites in the US and Canada, as well as market and educate both retail and professional customers on the simplicity, cost saving, time saving, and life-saving aspects of our Sky ceiling outlet receptacle and our plug & play smart and standard products. We expect to continue our product launch in additional locations in the coming months.”

Steve Schmidt, President of SKYX Platforms, said: “Seeding the market with our products and introducing the concept of a plug & play ceiling outlet and products to consumers, showing them that there is truly a better, safer, and faster way, positions us to continue our rapid pace of operational execution. We look forward to providing the investment community with an update on our value-creation initiatives next week on our investor update call and would encourage all current and prospective shareholders to attend.”

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard.

SKYX Platforms Corp. (NASDAQ:SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. The company owns 64 lighting and home décor websites For more information, please visit our website at https://skyplug.com/ or follow us on LinkedIn.

Preliminary Financial Results

The preliminary selected financial results in this press release are preliminary, are not a comprehensive statement of financial results for the quarter ended June 30, 2023, and are provided prior to completion of all internal and external audit review procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the quarter ended June 30, 2023 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the quarter are finalized and publicly released and other risks and uncertainties described above and in the Company’s filings with the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “position,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

Such forward-looking statements include any statements regarding SKYX’s sales, revenues, and SKYX’s products becoming a new standard. There can be no assurance that any of the Company’s current or future products or technologies will gain market acceptance or that they will be adopted by any state, country, or municipality, within any specific timeframe or at all. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, including commencement of presales, the Company’s efforts and ability to drive the adoption of Sky’s Smart Platforms into homes, buildings, cruise ships and communities and adoption by hotels, builders and architects, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, risks arising from mergers and acquisitions, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Media Relations Contacts:

Britney Ouzts/Barbara Goldberg

O’Connell & Goldberg, Inc.

(754) 204-7074/ (954) 294-4677

bouzts@oandgpr.com / bgoldberg@oandgpr.com

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us